Exhibit 99.1

BGC PARTNERS AND NEWMARK ANNOUNCE COMPLETION OF THE REDEMPTION OF

OUTSTANDING 8.125% SENIOR NOTES DUE 2042

BGC Partners and Newmark Announce Terms of Intercompany Financing

NEW YORK, NY – September 5, 2018 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC,”), a leading global brokerage company servicing the financial and real estate markets, today announced the completion of its redemption of all outstanding $112.5 million principal amount of its 8.125% Senior Notes due 2042, at par plus accrued and unpaid interest up to, but excluding, today.

In addition, and as previously announced, BGC Partners loaned its publicly traded Real Estate Services subsidiary, Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark” or “Newmark Group”), $112.5 million at an annual interest rate of 6.5% on September 4, 2018. The loan was approved by the Board of Directors and Audit Committee of each of BGC and Newmark. Newmark used the proceeds to repay an intercompany note owed to BGC incurred in connection with the original issuance of the redeemed notes, and BGC used the proceeds of the repayment to complete the note redemption.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC offers Real Estate Services through its publicly traded subsidiary Newmark Group, Inc. (“Newmark Group”). BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC’s Financial Services customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners, and/or http://ir.bgcpartners.com.

About Newmark Group, Inc.

Newmark Group, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Newmark Group has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group is listed on the NASDAQ Global Select Market under the symbol “NMRK”. Newmark and Berkeley Point are trademarks/service marks and/or registered trademarks/service marks of Newmark Group, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark Group at http://www.ngkf.com, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank, and/or http://ir.ngkf.com.

Discussion of Forward-Looking Statements about BGC and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contact:

Ujjal Basu Roy (BGC), or Kelly Collar (Newmark)

+1 212-610-2426